                                                                    EXHIBIT 4.45

                                                                  EXECUTION COPY

                              COLLATERAL AGREEMENT

                                      among

                             ANC RENTAL CORPORATION,

                          certain of its Subsidiaries,

                            WILMINGTON TRUST COMPANY
                             as Collateral Trustee,

                        LIBERTY MUTUAL INSURANCE COMPANY,
                    solely in its capacity as a Surety Party
                        under the Surety Bond Documents,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                        as administrative agent under the
                    Senior Loan Agreement referred to herein

                           Dated as of August 30, 2001

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                                TABLE OF CONTENTS

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Section 1.     DEFINED TERMS..................................................................................    2
         1.1   Definitions....................................................................................    2
         1.2   Other Definitional Provisions..................................................................    9

Section 2.     GRANT OF SECURITY INTEREST.....................................................................    9
         2.1   Grants of Security Interests...................................................................    9
         2.2   Limitation.....................................................................................   10
         2.3   Separate and Distinct Liens....................................................................   10

Section 3.     REPRESENTATIONS AND WARRANTIES.................................................................   10
         3.1   Title; No Other Liens..........................................................................   11
         3.2   Perfected Liens................................................................................   11
         3.3   Chief Executive Office.........................................................................   11
         3.4   Inventory and Equipment........................................................................   11
         3.5   Farm Products..................................................................................   11
         3.6   Pledged Securities.............................................................................   12
         3.7   Receivables....................................................................................   12
         3.8   Contracts......................................................................................   12
         3.9   Intellectual Property..........................................................................   13
         3.10  Excluded Assets................................................................................   14

Section 4.     COVENANTS......................................................................................   14
         4.1   Delivery of Instruments and Chattel Paper......................................................   14
         4.2   Maintenance of Insurance.......................................................................   14
         4.3   Payment of Obligations.........................................................................   15
         4.4   Maintenance of Perfected Security Interest; Further Documentation..............................   15
         4.5   Changes in Locations, Name, etc................................................................   16
         4.6   Notices........................................................................................   17
         4.7   Investment Property............................................................................   17
         4.8   Receivables....................................................................................   20
         4.9   Contracts......................................................................................   20
         4.10  Intellectual Property..........................................................................   21
         4.11  Additional Collateral, etc.....................................................................   22
         4.12  Further Assurances.............................................................................   24

Section 5.     REMEDIAL PROVISIONS............................................................................   24
         5.1   Certain Matters Relating to Receivables........................................................   24
         5.2   Communications with Obligors; Obligors Remain Liable...........................................   25
         5.3   Pledged Stock and the Finance Company Equity Interests.........................................   25
         5.4   Proceeds to be Turned Over To Collateral Trustee...............................................   26
         5.5   Application of Proceeds........................................................................   27
         5.6   Code and Other Remedies........................................................................   27
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                                       i
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         5.7   Registration Rights............................................................................   27
         5.8   Waiver; Deficiency.............................................................................   28
         5.9   Limitation by Law..............................................................................   29

Section 6.     THE COLLATERAL TRUSTEE.........................................................................   29
         6.1   Collateral Trustee's Appointment as Attorney-in-Fact, etc......................................   29
         6.2   Duty of Collateral Trustee.....................................................................   31
         6.3   Execution of Financing Statements..............................................................   31
         6.4   Authority of Collateral Trustee................................................................   31
         6.5   Access to Premises.............................................................................   31

Section 7.     MISCELLANEOUS..................................................................................   32
         7.1   Amendments in Writing..........................................................................   32
         7.2   Notices........................................................................................   32
         7.3   No Waiver by Course of Conduct; Cumulative Remedies............................................   32
         7.4   Enforcement Expenses; Indemnification..........................................................   32
         7.5   Successors and Assigns.........................................................................   33
         7.6   Counterparts...................................................................................   33
         7.7   Severability...................................................................................   33
         7.8   Section Headings...............................................................................   33
         7.9   Integration....................................................................................   33
         7.10  GOVERNING LAW..................................................................................   33
         7.11  Submission To Jurisdiction; Waivers............................................................   34
         7.12  Acknowledgments................................................................................   34
         7.13  Additional Obligors............................................................................   34
         7.14  Releases.......................................................................................   34
         7.15  Intercreditor Agreements.......................................................................   35
         7.16  Conflicts with New Credit Facility Collateral Agreements.......................................   36
         7.17  Acknowledgement in Respect of Surety Rights....................................................   36
         7.18  Delivery of Acknowledgement and Consents.......................................................   36
         7.19  WAIVER OF JURY TRIAL...........................................................................   36
         7.20  Additional Collateral..........................................................................   36
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                                       ii

Schedules

Schedule 1       Description of Pledged Securities
Schedule 2       Filings and Other Actions Required to Perfect
                 Security Interest
Schedule 3       Jurisdiction of Incorporation and Location of Chief
                 Executive Office
Schedule 4       Locations of Inventory and Equipment
Schedule 5       Intellectual Property
Schedule 6       Contracts
Schedule 7       Existing Prior Liens

Annexes

Annex I          Assumption Agreement
Annex II         Acknowledgment and Consent

            COLLATERAL AGREEMENT, dated as of August 30, 2001, among (a) each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Obligors"), (b) WILMINGTON TRUST COMPANY, not individually but solely in its capacity as Trustee (in such capacity, the "Collateral Trustee") under the Trust Agreement, dated as of August 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Trust Agreement"), among ANC Rental Corporation, a Delaware corporation (the "Company"), the Subsidiaries of the Company parties thereto and the Collateral Trustee, (c) Liberty Mutual Insurance Company, solely in its capacity as a Surety Party under the Surety Bond Documents ("Liberty") and (d) Lehman Commercial Paper Inc., as administrative agent under the Senior Loan Agreement referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company is a party to the Senior Loan Agreement (such term and other capitalized terms used in these recitals being used with the definitions given to such terms or otherwise incorporated by reference in
Section 1.1 hereof);

            WHEREAS, the Company and the other Obligors are also party to the Indenture;

            WHEREAS, certain of the Obligors are Surety Bond Account Parties in respect of the Surety Bonds and in connection with the issuance of the Surety Bonds, the Company executed the Contract of Indemnity;

            WHEREAS, the Company is a member of an affiliated group of companies that includes each other Obligor;

            WHEREAS, the proceeds of the extensions of credit under the Senior Loan Agreement and the release of cash collateral from the Cash Collateral Account have been or will be used in part to enable the Company to make valuable transfers to one or more of the other Obligors in connection with the operation of their respective businesses;

            WHEREAS, the Company and the other Obligors are engaged in related businesses, and each Obligor has derived, and will derive, substantial direct and indirect benefit from the making of the extensions of credit under the Senior Loan Agreement, the release of cash collateral from the Cash Collateral Account and the extension of the expiry dates, renewal, continuance, increase or issuance of the Surety Bonds;

            WHEREAS, each Obligor other than the Company is a party to the Subsidiary Guarantee pursuant to which such Obligor has guaranteed the Company's obligations under the Loan Documents;

            WHEREAS, pursuant to the Indenture, each Obligor other than the Company has guaranteed the Company's obligations under the Indenture and the other Indenture Documentation;

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                                                                               2


            WHEREAS, one or more of the Obligors is a party to one or more Surety Bond Guarantees, pursuant to which such Obligor has guaranteed obligations of one or more Surety Bond Account Parties under Surety Bond Documents; and

            WHEREAS, it is a condition precedent to (a) the obligation of the Lenders to agree to amend the Senior Loan Agreement and to permit the release of the cash collateral in the Cash Collateral Account to the Company and (b) the extension, renewal, increase, continuation or issuance of Surety Bonds, subject to certain terms and conditions, by the Surety Parties, in each case, that the Obligors shall have executed and delivered this Agreement to the Collateral Trustee for the benefit of the Secured Parties;

            NOW, THEREFORE, in consideration of the premises and to induce the Lenders to agree to certain amendments to the Senior Loan Agreement and the Surety Parties, subject to certain terms and conditions, to issue, extend, renew, continue, increase and or permit to remain outstanding the Surety Bonds, each Obligor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

                            Section 1. DEFINED TERMS

            1.1 Definitions. (a) Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings specified in the Trust Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations. So long as Liberty continues to be a Secured Party, to the extent capitalized terms herein are defined in documents (i) to which Liberty is not a party, or (ii) which can be amended or changed without Liberty's consent, such capitalized terms shall have the meanings specified in such documents as of the date hereof, notwithstanding subsequent amendments or changes, unless Liberty agrees otherwise in writing.

            (b) The following terms shall have the following meanings:

            "Agreement": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Capital Stock": any and all shares, interests, participations or other equivalents, however designated, of corporate stock, membership interests or other equity participations, including partnership interests, whether general or limited, of the Person, excluding any debt securities convertible into such Capital Stock.

            "Cash Collateral Account": the Collateral and Securities Account designated under the Collateral and Control Agreement.

            "Collateral": the collective reference to the Corporate Collateral and the Finance Company Equity Interests.

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                                                                               3


            "Collateral Account": any collateral account established by the Collateral Trustee as provided in Section 5.1 or 5.4.

            "Collateral Trustee": as defined in the preamble hereto.

            "Company": as defined in the preamble hereto.

            "Concentration Accounts": as defined in the New Credit Facility Documents.

            "Contracts": any present and future contracts and agreements of any Obligor, including, without limitation, the contracts and agreements listed in Schedule 6 (as the same may be amended, supplemented or otherwise modified from time to time) and all other contracts and agreements entered into hereafter by any Obligor, including, without limitation, (i) all rights of any Obligor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Obligor to damages arising thereunder and (iii) all rights of any Obligor to perform and to exercise all remedies thereunder.

            "Copyright Licenses": any present and future written agreement naming any Obligor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "Copyrights": (i) all now owned or hereafter acquired copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

            "Corporate Collateral": with respect to each Obligor, all of the following property now owned or hereafter acquired by such Obligor or in which such Obligor now has or at any time in the future may acquire any right, title or interest: all Accounts, all Chattel Paper, the Collateral Account (and all cash, money and instruments at any time on deposit in the Collateral Account, all investments made and interest earned in respect of such cash and monies and all proceeds of any of the foregoing), the Concentration Accounts (and all cash, money and instruments at any time on deposit in the Concentration Accounts, all investments made and interest earned in respect of such cash and monies and all proceeds of any of the foregoing), all Contracts, all Deposit Accounts, all Documents, all Equipment, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property, all Letter of Credit Rights, all Vehicles, all Goods and other property not otherwise described above, all books and records pertaining to any and all of the foregoing, and to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that notwithstanding the foregoing, the Corporate Collateral shall

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                                                                               4


      not include (x) the Excluded Assets or any collateral security or guarantees given by any Person with respect to any of the Excluded Assets and (y) the Excluded Vehicles.

            "Deposit Account": all "Deposit Accounts", as defined in the Uniform Commercial Code of any applicable jurisdiction, whether now owned or hereafter acquired, and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

            "Domestic Subsidiary": any Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia.

            "Excluded Assets": any Contract, General Intangible, Copyright License, Patent License or Trademark License ("Intangible Assets"), in each case to the extent the grant by the relevant Obligor of a security interest pursuant to this Agreement in such Obligor's right, title and interest in such Intangible Asset (i) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted only with the consent of another party, if such consent has not been obtained; provided, that any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not constitute Excluded Assets.

            "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which (a) no election has been made by the Company to treat such Foreign Subsidiary as a branch for United States tax purposes or (b) total net assets of such Foreign Subsidiary (as shown on the most recent balance sheet of such Foreign Subsidiary delivered to the Secured Parties) aggregates an equivalent of $5,000,000 or less. Any Foreign Subsidiary which is owned by another Subsidiary that constitutes an Excluded Foreign Subsidiary pursuant to clause (a) of the foregoing sentence shall be an Excluded Foreign Subsidiary.

            "Excluded Vehicles": the collective reference to (i) all Vehicles which are included in the Master Collateral under and as defined in the Master Collateral Agency Agreement, (ii) any other property which is included in the Master Collateral under and as defined in the Master Collateral Agency Agreement and (iii) all Proceeds and products of any and all of the foregoing.

            "Finance Companies": the collective reference to ANC Rental Funding Corp., National Car Rental Financing Corp., National Car Rental Financing Limited Partnership, CarTemps Financing L.L.C., Alamo Financing L.P., Alamo Financing L.L.C., ARG Funding Corp., ANC Financial Corporation, ANC Financial GP Corporation, CarTemps Financing L.P., Spirit Leasing, Inc. and any of their respective successors and any finance Subsidiary of the Company established in the future.

            "Finance Company Equity Interests": all of the Capital Stock of each of the Finance Company Issuers, together with any other present and future interests, shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of the Finance Company Issuers that may be issued or granted to, or held by, any

      Obligor while this Agreement is in effect other than the general partnership interests in each of Alamo Financing L.P., National Car Rental Financing Limited Partnership, CarTemps Financing L.P. and all books and records pertaining to any and all of the foregoing, and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

            "Finance Company Issuer": each of Alamo Financing L.P., National Car Rental Financing Limited Partnership, CarTemps Financing L.P., ARG Funding Corp., Alamo Financing L.L.C., National Car Rental Financing Corporation and CarTemps Financing L.L.C.

            "Financing Leases": as defined in the Base Indenture, dated as of February 26, 1993, between ARG Funding Corp., as issuer, and The Bank of New York, as trustee.

            "First Priority Interest": as defined in Section 2.1(a).

            "Fleet Collateral": the collective reference to (i) the Finance Company Equity Interests and (ii) the Vehicle Collateral.

            "Foreign Subsidiary": either (a) any Subsidiary of the Company that is not a Domestic Subsidiary or (b) a Domestic Subsidiary whose only assets are the Capital Stock of one or more Foreign Subsidiaries.

            "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

            "GAAP": the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date hereof.

            "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof whether now owned or hereafter acquired and, in any event, including, without limitation, with respect to any Obligor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Obligor is a party or under which such Obligor has any right, title or interest or to which such Obligor or any property of such Obligor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Obligor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Obligor to damages arising thereunder and (iii) all rights of such Obligor to perform and to exercise all remedies thereunder.

            "Inactive Subsidiary": each Subsidiary of the Company that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Secured Parties) of $100,000 or less.

            "Indenture Documentation": the Indenture, the Indenture Securities, the Indenture Guarantees and all other documents and instruments entered into in connection with the Indenture.

            "Insurance Companies": International AutoNation Group Insurance Company, Ltd. and its successors and any other captive insurance subsidiary of the Company currently existing or established in the future.

            "Intellectual Property": the collective reference to all present and future rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note": any promissory note evidencing loans made by any Obligor to the Company or any of its Subsidiaries.

            "Investment Property": the collective reference to (i) all present and future "investment property" as such term is defined in Section 9-102 of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Securities and the Finance Company Equity Interests.

            "Issuers": the collective reference to each issuer of a Pledged Security or a Finance Company Equity Interest.

            "LLC Agreements": the operating agreements with respect to each LLC Issuer.

            "LLC Issuers": Alamo Rent-A-Car, LLC, a Delaware limited liability company and all other limited liability companies that become party hereto pursuant to Section 5.13 of the Senior Loan Agreement, Section 4.22 of the Indenture and Section 7.13 of this Agreement.

            "Loan Documents": as defined in the Senior Loan Agreement.

            "Material Adverse Effect": a material adverse effect on (i) the business, assets, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the validity or enforceability of the Agreement or any Secured Instrument, or any New Credit Facility Documents or the rights or remedies of the Collateral Trustee and the Secured Parties hereunder or thereunder.

            "New Credit Facility Collateral Agreements": the collective reference to (i) the Guarantee and Collateral Agreement, dated June 30, 2000, among the Company and certain of its Subsidiaries parties thereto in favor of Congress Financial Corporation (Florida) as administrative agent and (ii) the Guarantee and Collateral Agreement, dated

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                                                                               7


      June 30, 2000, among the Company and certain of its Subsidiaries parties thereto in favor of Lehman Commercial Paper Inc, as administrative agent; as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

            "New Credit Facility Documents": the New Credit Facility and the Loan Documents referred to therein.

            "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Notice of Acceleration": as defined in the Trust Agreement.

            "Obligor": as defined in the preamble hereto.

            "Patent License": all present and future agreements, whether written or oral, providing for the grant by or to any Obligor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in
      Schedule 5.

            "Patents": all now owned and hereafter arising or acquired (i) letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Permitted Liens": as defined in the ANC Liberty Agreement.

            "Pledged LLC Interests": the present and future ownership of the Company in each LLC Issuer and all present and future right, title and interest in, to and under each LLC Agreement with respect thereto and all present and future rights of the Company to receive payments of money or other distributions of payments arising out of or in connection with its ownership interest and its rights under each LLC Agreement.

            "Pledged Notes": all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Obligor and all other promissory notes issued to or held by any Obligor.

            "Pledged Securities": the collective reference to the Pledged Notes, the Pledged Stock and the Pledged LLC Interests.

            "Pledged Stock": the shares of Capital Stock listed on Schedule 1, together with any other present and future shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Obligor while this Agreement is in effect; provided that in no event shall (a) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or (b) the Capital Stock of any Inactive Subsidiary, any Finance

      Company (except the Finance Company Equity Interests) or any Insurance Company be required to be pledged hereunder.

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

            "Receivable": any present and future right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Risk Management Subsidiary": each of Post Retirement Liability Management, Inc., a Florida corporation, and Rental Liability Management, Inc., a Florida corporation.

            "Second Priority Interest": as defined in Section 2.1(b).

            "Securities Act": the Securities Act of 1933, as amended.

            "Third Priority Interests": as defined in Section 2.1(d).

            "Trademark License": any present and future agreement, whether written or oral, providing for the grant by or to any Obligor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

            "Trademarks": all now owned and hereafter arising or acquired (i) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) right to obtain all renewals thereof.

            "Trust Agreement": as defined in the preamble hereto.

            "United States: the United States of America.

            "Vehicle Collateral": all Vehicles subject to Financing Leases pursuant to which any of National Car Rental System, Inc., Spirit Rent-A-Car, Inc. d/b/a Alamo or Alamo Rent-A-Car, LLC is the lessee and which Vehicles are included in the Lessee Grantor Master Collateral under and as defined in the Master Collateral Agency Agreement.

            "Vehicle Debt": indebtedness of the Subsidiaries of the Company incurred to finance, refinance or lease, directly or indirectly, Vehicles (but only to the extent actually used to finance, refinance or lease Vehicles).

            "Vehicles": all now owned or hereafter acquired cars, trucks, buses (including, without limitation, shuttle buses and vans), trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

            "Wholly-Owned Subsidiary": a Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company or by one or more Wholly Owned Subsidiaries of the Company other than director's qualifying shares or shares held by citizens or nationals of a foreign jurisdiction pursuant to regulatory requirements.

            1.2 Other Definitional Provisions. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to an Obligor, shall refer to such Obligor's Collateral or the relevant part thereof.

                     Section 2. GRANT OF SECURITY INTEREST

            2.1 Grants of Security Interests.

            (a) Each Obligor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, as collateral security for the prompt and complete payment, performance, discharge and satisfaction of all First Priority Secured Obligations, a security interest (collectively, the "First Priority Interests") in all right, title and interest of such Obligor in all Collateral, whether now existing or hereafter acquired.

            (b) Each Obligor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Obligor's Secured Obligations in respect of the Second Priority Secured Obligations, a security interest (collectively, the "Second Priority Interests") in all right, title and interest of such Obligor in all Collateral, whether now existing or hereafter acquired.

            (c) Each Obligor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Obligor's Secured Obligations in respect of the Third Priority Secured Debt Obligations, a security interest (collectively, the "Third Priority Debt Interests") in all right, title and interest of such Obligor in all Collateral, whether now existing or hereafter acquired.

            (d) Each Obligor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, as collateral security for the prompt and complete payment, performance, discharge and satisfaction of all Third Priority Secured Surety Bond Obligations, a security interest (collectively, the "Third Priority Surety Bond Interests"; and together with the Third Priority Debt Interests, collectively, the "Third Priority Interests") in all right, title and interest of such Obligor in all Collateral, whether now existing or hereafter acquired.

            (e) The Second Priority Interest is junior in priority to the First Priority Interest.

            (f) The Third Priority Interests granted pursuant to Section 2.1(c) and Section 2.1(d) are (i) pari passu in priority with each other and (ii) junior in priority to each of the First Priority Interest and the Second Priority Interest.

            2.2 Limitation. Anything herein or in any other Secured Instrument or the Trust Agreement to the contrary notwithstanding, the maximum amount of Secured Obligations secured pursuant hereto or pursuant to any Secured Instrument or the Trust Agreement by the assets owned by any Obligor that is a Subsidiary of the Company shall in no event exceed the amount which can be so secured under applicable federal and state laws relating to the insolvency of debtors.

            2.3 Separate and Distinct Liens. As set forth in the separate granting clauses contained in Section 2.1 above, it is the intent of each Obligor, the Secured Parties and the Collateral Trustee, that Section 2.1 shall create four separate and distinct Liens in favor of (a) the Collateral Trustee, for the benefit of the holders of the First Priority Secured Obligations, (b) the Collateral Trustee, for the benefit of the holders of the Second Priority Secured Obligations, (c) the Collateral Trustee, for the benefit of the holders of the Third Priority Secured Debt Obligations and (d) the Collateral Trustee, for the benefit of the Third Priority Secured Surety Bond Obligations.

                   Section 3. REPRESENTATIONS AND WARRANTIES

            To induce the Collateral Trustee and the Secured Parties to agree to certain amendments to the Senior Loan Agreement and the Indenture and to induce the Surety Parties, subject to certain terms and conditions, to issue, extend, renew, continue, increase and/or to permit to remain outstanding the Surety Bonds for the benefit of, at the request of or on behalf of the Company and/or one or more Subsidiaries of the Company, each Obligor hereby represents and warrants to the Collateral Trustee and each Secured Party that:

            3.1 Title; No Other Liens. Except for the separate and distinct security interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Secured Instruments, such Obligor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Secured Instruments.

            3.2 Perfected Liens.(a) The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on
Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been or will be delivered to the Collateral Trustee in completed and duly executed form) will constitute separate and distinct valid perfected security interests in all of the Collateral (other than (x) Inventory and Equipment constituting Collateral maintained at locations where there is (i) less than $20,000 aggregate book value of Inventory and Equipment maintained at each such location and (ii) an aggregate book value, as to all Inventory and Equipment maintained at such locations, not to exceed $200,000 and (y) Vehicles) in favor of (i) the Collateral Trustee, for the benefit of the holders of the First Priority Secured Obligations, (ii) the Collateral Trustee, for the benefit of the holders of the Second Priority Secured Obligations, (iii) the Collateral Trustee, for the benefit of the holders of the Third Priority Secured Debt Obligations, and (iv) the Collateral Trustee, for the benefit of the holders of the Third Priority Secured Surety Bond Obligations, as collateral security for such Obligor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Obligor and any Persons purporting to purchase any Collateral from such Obligor and are prior to all other Liens on the Collateral in existence on the date hereof except (x) in the case of the Corporate Collateral, Liens created pursuant to the New Credit Facility Documents, (y) Liens listed on Schedule 7 and (z) Permitted Liens which have priority by operation of law. Except as set forth in Schedule 7, such Obligor has not granted any consensual Liens on the Collateral other than Permitted Liens.

            (b) Pursuant to this Agreement, the Secured Parties are being granted Liens on all Collateral that secures the obligations under the New Credit Facility.

            3.3 Chief Executive Office. On the date hereof, such Obligor's jurisdiction of organization, the location of such Obligor's chief executive office or sole place of business or principal residence, as the case may be, and such Obligor's federal employer identification number are specified on Schedule 3.

            3.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods and Inventory and Equipment maintained at locations where there is (i) less than $20,000 aggregate book value of Inventory and Equipment maintained at each such location and (ii) an aggregate book value, as to all Inventory and Equipment maintained at such locations, not to exceed $200,000) are kept at the locations listed on Schedule 4.

            3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            3.6 Pledged Securities. (a) Except as set forth on Schedule 1, the shares of Pledged Stock and the Finance Company Equity Interests pledged by such Obligor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Obligor or, in the case of Republic Guy Salmon Partner, Inc., 65% of its Capital Stock or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each other relevant Issuer.

            (b) All the shares of the Pledged Stock and the Finance Company Equity Interests have been duly and validly issued and are fully paid and nonassessable.

            (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (d) Such Obligor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the security interest created by this Agreement, and (ii) in respect of the Corporate Collateral consisting of Investment Property, the security interest created pursuant to the New Credit Facility Documents.

            (e) The Company or another Obligor is the registered owner of all of the ownership interest in each LLC Issuer, and the Company or such other Obligor constitutes the only "member" of each LLC Issuer. The ownership interest of the Company or such other Obligor in each LLC Issuer has been duly and validly issued and is fully paid and non-assessable and constitutes the Company's or such other Obligor's entire interest in such LLC Issuer. With respect to the ownership interest in each LLC Issuer held by the Company or such other Obligor, upon the Collateral Trustee's request, the Company or such other Obligor shall execute and deliver written instructions to such LLC Issuer to register the pledge, security interest and lien arising hereunder in such ownership interest in the registration books maintained by such LLC Issuer.

            3.7 Receivables. (a) No amount payable to such Obligor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Trustee (or a bailee appointed or approved by the Collateral Trustee) to the extent required by Section 4.1.

            (b) None of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.

            (c) The amounts represented by such Obligor to the Secured Parties from time to time as owing to such Obligor in respect of the Receivables will at such times be accurate within $100,000 as to all such Receivables.

            3.8 Contracts. (a) No consent of any party (other than such Obligor) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement other than the consents which have been obtained, and all consents necessary to the consummation of the transactions contemplated by this Agreement and the Trust Agreement have been obtained, except to the extent the failure to obtain such consent could not have a material adverse effect on the Collateral or the rights or remedies of the Collateral Trustee hereunder.

            (b) Each material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the material Contracts by any party thereto other than those which have been duly obtained, made or performed and other than those with respect to which the failure to obtain, make or perform could not reasonably be expected to have a Material Adverse Effect, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

            (d) Neither such Obligor nor (to the best of such Obligor's knowledge) any of the other parties to each material Contract is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (e) The right, title and interest of such Obligor in, to and under all material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (f) Such Obligor has delivered to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) a complete and correct copy of each material Contract, including all amendments, supplements and other modifications thereto.

            (g) No amount payable to such Obligor under or in connection with any material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee).

            (h) None of the parties to any Contract is a Governmental Authority.

            3.9 Intellectual Property. (a) Schedule 5 lists all Intellectual Property owned by such Obligor in its own name on the date hereof.

            (b) On the date hereof, all material Intellectual Property of such Obligor described on Schedule 5 is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the knowledge of such Obligor, does not infringe the intellectual property rights of any other Person.

            (c) Except as set forth in Schedule 5, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

            (d) Except as otherwise disclosed in the Secured Instruments, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Obligor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

            (e) Except as otherwise disclosed in the Secured Instruments, no material action or proceeding is pending, or, to the knowledge of such Obligor, threatened, on the date hereof seeking to limit, cancel or question the validity of any material Intellectual Property or such Obligor's ownership interest therein which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

            3.10 Excluded Assets. To the knowledge of the Company, the aggregate value of Excluded Assets does not exceed $2,500,000; provided that the aforementioned knowledge qualifier shall not apply to Intellectual Property that constitutes Excluded Assets.

                              SECTION 4. COVENANTS

            Each Obligor covenants and agrees with the Collateral Trustee and the Secured Parties that, from and after the date of this Agreement until (i) the Secured Obligations shall have been paid in full in cash or other immediately available funds, (ii) all Surety Bond Obligations shall have been fully and completely performed, paid, discharged and satisfied and (iii) in the case of Indenture Obligations, defeasance and/or discharge of such obligations:

            4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee), duly indorsed in a manner satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement, provided, that, so long as no Notice of Acceleration is in effect, the Obligors shall not be obligated to deliver to the Collateral Trustee (or a bailee appointed or approved by the Collateral Trustee) any Instruments or Chattel Paper held by any Obligor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Obligors at such time does not exceed $250,000.

            4.2 Maintenance of Insurance. Such Obligor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties comparable in scope and coverage as insurance maintained by companies engaged in the same or similar businesses and (ii) insuring such Obligor, the Collateral Trustee and the Secured Parties against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as are usually maintained by companies engaged in the same or similar businesses.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Trustee of written notice thereof, (ii) if reasonably requested by the Collateral Trustee, include a breach of warranty clause and (iii) comply with Section 4.2(a). Such Obligor shall cause the Collateral Trustee to be named as a loss payee and additional insured (but without any liability for any premiums) under such insurance and shall obtain non-contributory lender's loss payable endorsements to all insurance policies (it being understood and agreed that no such endorsements are required on the insurance policies with respect to Excluded Vehicles). Such lender's loss payable endorsements shall specify that (A) the proceeds of such insurance shall be payable to the Collateral Trustee as its interest may appear and (B) the Collateral Trustee shall be paid regardless of any act or omission of any Obligor or its Affiliates, provided that if such Obligor, after using its best efforts, is unable to obtain the specification referred to in clause (B) above, such Obligor will have sixty days to use its best efforts to obtain insurance with such specification.

            (c) The Company shall deliver to the Collateral Trustee a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Company to the Collateral Trustee of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Trustee may from time to time reasonably request.

            4.3 Payment of Obligations. (a) Such Obligor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Obligor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            4.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Obligor shall maintain the First Priority Interest created by Section 2.1(a) as a perfected security interest (other than with respect to Vehicles) subject only to (i) in the case of the Corporate Collateral, Liens created pursuant to the New Credit Facility Documents, (ii) Liens listed on Schedule 7, (iii) Permitted Liens consisting of Liens securing capital leases and purchase money security interests and (iv) Permitted Liens which have priority by operation of law and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) Such Obligor shall maintain the Second Priority Interest created by Section 2.1(b) as a perfected security interest (other than with respect to Vehicles) subject only to (i) the First Priority Interest, (ii) in the case of the Corporate Collateral, Liens created pursuant to the New Credit Facility Documents, (iii) Liens listed on Schedule 7, (iv) Permitted Liens consisting of Liens securing capital leases and purchase money security interests and (v)

Permitted Liens which have priority by operation of law and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (c) Such Obligor shall maintain the Third Priority Interests created by Section 2.1(c) and Section 2.1(d) as a perfected security interest (other than with respect to Vehicles) subject only to (i) the First Priority Interest,
(ii) the Second Priority Interest, (iii) in the case of the Corporate Collateral, Liens created pursuant to the New Credit Facility Documents, (iv) Liens listed on Schedule 7, (v) Permitted Liens consisting of Liens securing capital leases and purchase money security interests and (vi) Permitted Liens which have priority by operation of law and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (d) Notwithstanding anything to the contrary contained in this Section, (i) with respect to Intellectual Property, such Obligor shall only be required (A) to maintain, evidence and record, or to assist the Collateral Trustee in connection with the enforcement of its security interest with, the United States Patent and Trademark Office and the United States Copyright Office, or such other applicable Governmental Authority of the United States, or any state, local governmental or political subdivision thereof, and (B) to file Uniform Commercial Code financing statements and maintain and continue the effectiveness thereof and (ii) with respect to the Pledged Securities and Finance Company Equity Interests that are certificated securities, such Obligor shall only be required to (A) deliver to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) the original of such certificated securities, together with stock powers in blank indorsed to the Collateral Trustee or any bailee appointed or approved by the Collateral Trustee, and (B) to file Uniform Commercial Code financing statements and maintain and continue the effectiveness thereof.

            (e) Such Obligor will furnish to the Collateral Trustee and the Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Obligor and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

            (f) At any time and from time to time, upon the written request of the Collateral Trustee, and at the sole expense of such Obligor, such Obligor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Trustee to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto and (iii) in the case of any Pledged Notes, delivering the original of such Pledged Notes to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee), duly indorsed in a manner satisfactory to the Collateral Trustee.

            4.5 Changes in Locations, Name, etc. (a) Such Obligor will not, except upon 15 days' prior written notice (or, in the case of the occurrence of the events described in clauses

(i) and (iii) below, not less than 15 days written notice after the date of such occurrence) to the Collateral Trustee and delivery to the Collateral Trustee of
(i) all additional executed financing statements and other documents necessary to maintain the validity, perfection and priority of the security interests provided for herein or as the Collateral Trustee may deem reasonably necessary or desirable to protect its interest in the Collateral or its ability to realize thereon and (ii) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment (other than (A) Inventory sold or disposed of in the ordinary course of business and Equipment which is obsolete or disposed of pursuant to the Secured Instruments and (B) Equipment and Inventory which (x) is being repaired and (y) has an aggregate book value, as to all such Equipment and Inventory, not to exceed $500,000) to be kept at a location other than those listed on Schedule 4;

                  (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3; or

                  (iii) change its name, identity or organizational structure.

            (b) The Company agrees to promptly inform the Collateral Trustee, Liberty and the Administrative Agent of all material grants, transfers, releases, sales or encumbrances of Collateral to, upon the instruction of, or for the benefit of either administrative agent or any lender under the New Credit Facility or any other Person.

            4.6 Notices. Such Obligor will advise the Collateral Trustee and the Secured Parties promptly, in reasonable detail, of:

            (a) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would materially adversely affect the ability of the Collateral Trustee to exercise any of its remedies hereunder;

            (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby; and

            (c) each material demand, notice or document received by it relating in any way to any material Contract that questions the validity or enforceability of such Contract.

            4.7 Investment Property. (a) If such Obligor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock or Finance Company Equity Interests, or otherwise in respect thereof, such Obligor shall accept the same as the agent of the Collateral Trustee and the Secured Parties, hold the same in trust for the Collateral Trustee and the Secured

Parties and deliver the same forthwith to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) in the exact form received, duly indorsed by such Obligor to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee), if required, together with an undated stock power covering such certificate duly executed in blank by such Obligor and with, if required by the terms of such stock certificate, signature guaranteed, to be held by the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee), subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Obligor, such Obligor shall, until such money or property is paid or delivered to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee), hold such money or property in trust for the Secured Parties, segregated from other funds of such Obligor, as additional collateral security for the Secured Obligations. Notwithstanding the foregoing, the Obligors shall not be required to pay over to the Collateral Trustee or deliver to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Secured Instruments and (ii) the proceeds thereof are applied toward prepayment of Loans to the extent required by the Senior Loan Agreement or the Indenture.

            (b) Without the prior written consent of the Collateral Trustee, such Obligor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except pursuant to a transaction not expressly prohibited by the Secured Instruments), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction not expressly prohibited by the Secured Instruments), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or the New Credit Facility Documents or (iv) enter into any agreement or undertaking restricting the right or ability of such Obligor or the Collateral Trustee to sell, assign or transfer any of the Pledged Securities, the Finance Company Equity Interests or Proceeds thereof (except pursuant to a transaction not expressly prohibited by the Secured Instruments) other than with respect to each of clauses (i) through (iv) as provided in the documentation relating to Vehicle Debt.

            (c) In the case of each Obligor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities and the Finance Company Equity Interests issued by it, except with respect to each of clauses (i) through (iv) to the extent limited by documentation related to Vehicle Debt.

            (d) Each Obligor which is an Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a "security" within the meaning of Sections 8-102 and 8-103 of the New York UCC (a "Security"), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Obligor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Collateral Trustee without further consent by such Obligor.

            (e) Without the prior written consent of the Collateral Trustee, the Company shall not permit any LLC Issuer directly or indirectly to issue, sell, grant, assign or otherwise dispose of any additional membership interest of such LLC Issuer or of any option or warrant with respect thereto or amend the articles of organization or operating agreement of such LLC Issuer to limit or restrict permissible activities in which such LLC Issuer may engage or take any action to withdraw the authority of or to limit or restrict the authority of such LLC Issuer's managers or officers or pay any interim distribution and cash or other assets to any member, except as permitted in the Secured Instruments. Any distribution by any LLC Issuer other than as permitted under the Secured Instruments shall comply with applicable law and the applicable LLC Agreement. The Company shall promptly notify the Collateral Trustee of the occurrence of any events specified in the LLC Agreements that may result in any LLC Issuer's dissolution or liquidation.

            (f) By execution and delivery hereof by the Company, each LLC Agreement, to the extent it does not already reflect the following, is hereby amended: (i) to permit the Company to pledge and assign any and all membership interests in (or other ownership interest of) such LLC Issuer (including, without limitation, the Pledged LLC Interests) to the Collateral Trustee; and
(ii) to permit the Collateral Trustee to be admitted to such LLC Issuer as a member thereof upon the transfer of the membership interests to the Collateral Trustee without compliance by the Collateral Trustee or any other Person with any of the conditions or other requirements of such LLC Agreement and without conferring upon such LLC Issuer or any other member thereof any option to acquire the membership interests so transferred to the Collateral Trustee or its designees. The Company agrees to take such action and execute such further documents as the Collateral Trustee may from time to time request in order to give effect to the foregoing provisions of this Section. Nothing herein shall be construed to make the Collateral Trustee liable as a member of any LLC Issuer and the Collateral Trustee by virtue of this Agreement or otherwise shall not have any of the duties, obligations or liabilities of a member of such LLC Issuer. The parties hereto expressly agree that this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Trustee and/or each LLC Issuer.

            (g) Each Obligor hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, transfer or sell, or grant, incur, assume or suffer to exist any Lien on, the general partnership interest of any Finance Company Issuer that is a limited partnership.

            4.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice and as otherwise permitted under the Secured Instruments, such Obligor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

            (b) Such Obligor will deliver to the Collateral Trustee a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

            (c) The Collateral Trustee shall have the right at any time or times in its own name or in the name of a nominee of the Collateral Trustee to verify the validity, amount and terms of any Receivables or Contracts by mail, telephone, facsimile transmission or otherwise, but shall not contact the same customers on a repeated basis and shall only do so on a periodic basis and with the sole purpose to verify such information.

            (d) No payment shall be made in respect of Receivables, except payments remitted in accordance with the New Credit Facility Documents.

            (e) None of the transactions giving rise to Receivables in an aggregate amount in excess of $200,000 will violate any applicable Federal, State or local laws or regulations (such that any such violation would in any way adversely affect the obligation of the account debtor, counterparty or other obligor to make payments to such Obligor in respect of such Receivable or would adversely affect the ability of such Obligor to collect any such payments in respect of such Receivable), all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms in all material respects, except as limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            4.9 Contracts. (a) Such Obligor will perform and comply in all material respects with all its obligations under all of its material Contracts.

            (b) Such Obligor will not amend, modify, terminate or waive any provision of any material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

            (c) Such Obligor will exercise promptly and diligently each and every material right which it may have under each material Contract (other than any right of termination).

            4.10 Intellectual Property. (a) Such Obligor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and
(iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, unless (i) the Collateral Trustee shall have received prompt written notice of such Obligor's abandonment or failure to maintain any such Intellectual Property, (ii) any such Intellectual Property is no longer used in the business of such Obligor, and shall not be affixed to, or used in connection with the use of, any of the Collateral and (iii) any such Intellectual Property shall not otherwise be material to the business of such Obligor in any respect and shall have little or no value.

            (b) Such Obligor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public, unless (i) the Collateral Trustee shall have received prompt written notice of such Obligor's abandonment or failure to maintain any such Intellectual Property, (ii) any such Intellectual Property is no longer used in the business of such Obligor or used in connection with the use of, any of the Collateral and (iii) any such Intellectual Property shall not otherwise be material to the business of such Obligor in any respect and shall have little or no value.

            (c) Such Obligor (either itself or through licensees), (i) will employ each material Copyright, (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired and (iii) will not do any act whereby any material portion of the Copyrights may fall into the public domain, unless (i) the Collateral Trustee shall have received prompt written notice of such Obligor's abandonment or failure to maintain any such Intellectual Property, (ii) any such Intellectual Property is no longer used in the business of such Obligor or used in connection with the use of, any of the Collateral and (iii) any such Intellectual Property shall not otherwise be material to the business of such Obligor in any respect and shall have little or no value.

            (d) Such Obligor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

            (e) Such Obligor will notify the Collateral Trustee and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and

Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Obligor's ownership of, or the validity of, any material Intellectual Property or such Obligor's right to register the same or to own and maintain the same.

            (f) Whenever such Obligor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Collateral Trustee within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Trustee, such Obligor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Trustee may request to evidence the Collateral Trustee's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Obligor relating thereto or represented thereby.

            (g) Such Obligor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability (except to the extent that abandonment, impairment or invalidation is permitted under the foregoing clauses (a) through (c)).

            (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Obligor shall (i) take such actions as such Obligor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

            4.11 Additional Collateral, etc. (a) With respect to any real or personal property acquired after the date hereof by any Obligor which would have been Collateral had it been owned by such Obligor on the date hereof, including any entity that becomes an Obligor hereafter pursuant to Section 4.11(b), (other than any property described in paragraph (b) or (c) of this Section) as to which the Collateral Trustee, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Trustee such amendments to this Agreement or such other documents as necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest (as provided in this Agreement) in such property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by this Agreement or by law or as may be reasonably requested by the Collateral Trustee.

            (b) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary, an Insurance Company, a Finance Company or an Inactive Subsidiary) created or acquired after the date hereof (which, for the purposes of this paragraph, shall include (x) any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Inactive Subsidiary and (y) any Risk Management Subsidiary that becomes a Wholly-Owned Subsidiary of the Company), by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Collateral Trustee such amendments to this Agreement as necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest (as provided in this Agreement) in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries,
(ii) deliver to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to this Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Trustee for the benefit of the Secured Parties a perfected security interest in the Collateral described in this Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by this Agreement or by law or as may be reasonably requested by the Collateral Trustee, and (iv) if requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

            (c) With respect to any new Excluded Foreign Subsidiary created or acquired after the date hereof by the Company or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Collateral Trustee such amendments to this Agreement or such other documents as necessary or advisable in order to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest (as provided in this Agreement) in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Trustee, desirable to perfect the Lien of the Collateral Trustee thereon, and (iii) if requested by the Collateral Trustee, deliver to the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Trustee.

            (d) With respect to any Commercial Tort Claims with a value of $1,000,000 or more held or acquired after the date hereof by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Collateral Trustee such amendments to this Agreement or such other documents as necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such Commercial Tort Claims and (ii) take all actions necessary or advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest (as provided in this Agreement) in such Commercial Tort Claims, including without limitation,
(A) the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by this Agreement or by law or as may be reasonably requested by the Collateral Trustee and (B) providing the Collateral Trustee with a signed writing describing the brief details thereof and granting the Collateral Trustee a security interest therein and in the proceeds thereof, with such writing in form and substance satisfactory to the Collateral Trustee.

            4.12 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Collateral Trustee may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement, or of more fully perfecting or renewing the rights of the Collateral Trustee and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Company or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Collateral Trustee or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Collateral Trustee or such Secured Party may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 5. REMEDIAL PROVISIONS

            5.1 Certain Matters Relating to Receivables. (a) The Collateral Trustee shall have the right, at any time when a Notice of Acceleration is in effect, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Obligor shall furnish all such assistance and information as the Collateral Trustee may require in connection with such test verifications. At any time when a Notice of Acceleration is in effect, upon the Collateral Trustee's request and at the expense of the relevant Obligor, such Obligor shall cause independent public accountants or others satisfactory to the Collateral Trustee to furnish to the Collateral Trustee reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

            (b) The Collateral Trustee hereby authorizes each Obligor to collect such Obligor's Receivables, subject to the Collateral Trustee's direction and control when a Notice of Acceleration is in effect, and the Collateral Trustee may curtail or terminate said authority at any time when a Notice of Acceleration in is effect. If required by the Collateral Trustee at any time when a Notice of Acceleration is in effect, any payments of Receivables, when collected by any Obligor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Obligor in the exact form received, duly indorsed by such Obligor to the Collateral Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Obligor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Obligor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (c) At the Collateral Trustee's request, each Obligor shall promptly deliver to the Collateral Trustee (or any bailee appointed or approved by the Collateral Trustee) all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

            5.2 Communications with Obligors; Obligors Remain Liable. (a) Upon the request of the Collateral Trustee at any time when a Notice of Acceleration is in effect, each Obligor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Trustee for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Trustee.

            (b) Anything herein to the contrary notwithstanding, each Obligor shall remain liable under each of the Receivables (or any agreement giving rise thereto) and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any Secured Party of any payment relating thereto, nor shall the Collateral Trustee or any Secured Party be obligated in any manner to perform any of the obligations of any Obligor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            5.3 Pledged Stock and the Finance Company Equity Interests. (a) Unless a Notice of Acceleration is in effect and the Collateral Trustee shall have given notice to the relevant Obligor of the Collateral Trustee's intent to exercise its corresponding rights pursuant to Section 5.3(b), each Obligor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and the Finance Company Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Secured Instruments, and to exercise all voting and corporate rights with respect to the Pledged Securities and the Finance Company Equity Interests.

            (b) If a Notice of Acceleration is in effect and the Collateral Trustee shall give notice of its intent to exercise such rights to the relevant Obligor or Obligors, (i) the Collateral Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and the Finance Company Equity Interests and make application thereof to the Secured Obligations in the order set forth in the Trust Agreement, and (ii) any or all of the Pledged Securities and the Finance Company Equity Interests shall be registered in the name of the Collateral Trustee or its nominee, and the Collateral Trustee or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities or such Finance Company Equity Interests, as the case may be, at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities or such Finance Company Equity Interests, as the case may be, as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities and the Finance Company Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Obligor or the Collateral Trustee of any right, privilege or option pertaining to such Pledged Securities or such Finance Company Equity Interests, as the case may be, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities and the Finance Company Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Obligor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (c) Each Obligor hereby authorizes and instructs each Issuer of any Pledged Securities and the Finance Company Equity Interests pledged by such Obligor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that a Notice of Acceleration is in effect and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Obligor, and each Obligor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities and the Finance Company Equity Interests directly to the Collateral Trustee.

            (d) When a Notice of Acceleration is in effect and by prior written notice thereof to any LLC Issuer and the Company, (i) the Collateral Trustee may transfer the membership interests of the Company into the name of the Collateral Trustee and (ii) the Collateral Trustee shall be admitted as a member of such LLC Issuer in the place of the Company.

            5.4 Proceeds to be Turned Over To Collateral Trustee. In addition to the rights of the Collateral Trustee and the Secured Parties specified in
Section 5.1 with respect to payments of Receivables, if and when a Notice of Acceleration is in effect, all Proceeds received by any Obligor consisting of cash, checks and other near-cash items shall be held by such Obligor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Obligor, and shall, forthwith upon receipt by such Obligor, be turned over to the Collateral Trustee in the exact form received by such Obligor (duly indorsed by such Obligor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Obligor in trust for the Collateral Trustee and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in the Trust Agreement.

            5.5 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Trustee, or, if a Notice of Acceleration is in effect, at any time at the Collateral Trustee's election, the Collateral Trustee may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the order set forth in Section 3.4 of the Trust Agreement.

            5.6 Code and Other Remedies. If a Notice of Acceleration is in effect, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, but subject to Section 7.15, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Obligor, which right or equity is hereby waived and released. Each Obligor further agrees, at the Collateral Trustee's request, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Obligor's premises or elsewhere. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth in Section
3.4 of the Trust Agreement, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Trustee account for the surplus, if any, to any Obligor. To the extent permitted by applicable law, each Obligor waives all claims, damages and demands it may acquire against the Collateral Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            5.7 Registration Rights. (a) If the Collateral Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the good faith judgment of the Collateral Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant

Obligor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Obligor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) Each Obligor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Stock or the Finance Company Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Obligor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Stock or the Finance Company Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c) Each Obligor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or the Finance Company Equity Interests pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Obligor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Trustee and the Secured Parties, that the Collateral Trustee and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Obligor, and such Obligor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Acceleration Notice is in effect.

            5.8 Waiver; Deficiency. Each Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Secured Party to collect such deficiency.

            5.9 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                       SECTION 6. THE COLLATERAL TRUSTEE

            6.1 Collateral Trustee's Appointment as Attorney-in-Fact, etc. (a) Each Obligor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Obligor and in the name of such Obligor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Obligor hereby gives the Collateral Trustee the power and right, on behalf of such Obligor, without notice to or assent by such Obligor, to do any or all of the following:

                  (i) in the name of such Obligor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Obligor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
      Section 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Obligor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee's option and such Obligor's expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Obligor might do.

            Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless a Notice of Acceleration is in effect, except, that, the Collateral Trustee may, at any time and consistent with the verification procedures described in Section 4.9(c), (A) sign any Obligor's name on any verification of Receivables sent to an account debtor or any obligor in respect thereof and (B) execute in the name of any Obligor and file any Uniform Commercial Code financing statements or amendments thereto. Each Obligor hereby releases the Collateral Trustee and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Collateral Trustee's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of the court of competent jurisdiction. The Collateral Trustee may, at its option, upon notice to any Obligor, cure any default by such Obligor under any material agreement with a third party that affects the Collateral, its value or the ability of the Collateral Trustee to collect, sell or otherwise dispose of the Collateral or the rights and remedies of the Collateral Trustee with respect thereto.

            (b) If any Obligor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            6.2 Duty of Collateral Trustee. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Secured Parties hereunder are solely to protect the Collateral Trustee's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            6.3 Execution of Financing Statements. Pursuant to any applicable law, each Obligor authorizes the Collateral Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Obligor in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement.

            6.4 Authority of Collateral Trustee. Each Obligor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Obligors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            6.5 Access to Premises. From time to time as requested by the Collateral Trustee, the Collateral Trustee or its designee shall have access to each Obligor's premises during normal business hours and after notice to such Obligor, or at any time without notice to any Obligor if an Acceleration Notice is in effect, for the purposes of verifying and auditing the Collateral and the books and records of such Obligor. Each Obligor shall promptly furnish to the Collateral Trustee such copies of such books and records or extracts therefrom as the Collateral Trustee may reasonably request.

                            SECTION 7. MISCELLANEOUS

            7.1 Amendments in Writing. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Obligor and the Collateral Trustee (with the written consent of the Required Secured Debt Parties and the Required Surety Parties) and, to the extent such party holds Secured Obligations, the Administrative Agent and Liberty, as the case may be, and (b) without the consent of the Administrative Agent, the Indenture Trustee, the Surety Parties or any other Secured Party, the Collateral Trustee and each affected Obligor, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Collateral Trustee,
(i) to add to the covenants of such Obligor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Obligor;
(ii) to mortgage or pledge to the Collateral Trustee, or grant a security interest in favor of the Collateral Trustee in, any property or assets as additional security for the Secured Obligations; or (iii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties; or (iv) add, delete or modify any provision herein to the extent required by the U.S. Securities and Exchange Commission with respect to the qualification of the Indenture under the Trust Indenture Act.

            7.2 Notices. All notices, requests and demands to or upon the Collateral Trustee or any Obligor hereunder shall be effected in the manner provided for in Section 6.1 of the Trust Agreement.

            7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default giving rise to an Acceleration Notice. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            7.4 Enforcement Expenses; Indemnification. (a) Each Obligor agrees to pay, or reimburse each Secured Party and the Collateral Trustee for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Secured Instruments to which such Obligor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Trustee.

            (b) Each Obligor agrees to pay, and to save the Collateral Trustee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

            (c) Each Obligor agrees to pay, and to save the Collateral Trustee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to the Secured Instruments and the Trust Agreement.

            (d) The agreements in this Section are joint and several and shall survive repayment of the Secured Obligations and all other amounts payable under the Secured Instruments and the Trust Agreement.

            7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Obligor and shall inure to the benefit of the Collateral Trustee and the Secured Parties and their successors and assigns; provided that no Obligor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

            7.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            7.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            7.9 Integration. This Agreement, the Trust Agreement and the other Secured Instruments represent the agreement of the Obligors, the Collateral Trustee and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the Trust Agreement or in the other Secured Instruments.

            7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            7.11 Submission To Jurisdiction; Waivers. Each Obligor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Secured Instruments to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Obligor at its address referred to in Section 7.2 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            7.12 Acknowledgments. Each Obligor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Trust Agreement and the other Secured Instruments to which it is a party;

            (b) neither the Collateral Trustee nor any Secured Party has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Collateral Trustee and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Secured Instruments or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Obligors and the Secured Parties.

            7.13 Additional Obligors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.11 shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            7.14 Releases. (a) At such time as the Secured Obligations shall have been paid in full in cash or other immediately available funds, and all Surety Bond Obligations shall have been fully and completely performed, paid, discharged and satisfied or in the case of the Indenture Obligations, defeasance and/or discharge of such obligations, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Obligor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Obligors to the extent not prohibited by applicable law and subject to any other existing Liens. At the request and sole expense of any Obligor following any such termination, to the extent not prohibited by applicable law and subject to any other existing Liens, the Collateral Trustee shall deliver to such Obligor any Collateral held by the Collateral Trustee hereunder, and execute and deliver to such Obligor such documents as such Obligor shall reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Secured Instruments (including without limitation, pursuant to Section 6.5 of the Senior Loan Agreement and Section 4.10 of the Indenture), then the Collateral Trustee, at the request and sole expense of such Obligor, shall execute and deliver to such Obligor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby and by the other Trust Security Documents on such Collateral; provided that the Company shall have delivered to the Trustee, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Obligor, together with (i) a certification by the Company stating that such transaction is in compliance with all Secured Instruments and the other Loan Documents and
(ii) a written confirmation by the Administrative Agent that such release is permitted by the Senior Loan Agreement and a written confirmation by each Surety Party that such sale is permitted by the Surety Bond Documents to which such Surety Party is a party.

            (c) An Obligor that is a Subsidiary of the Company shall be released from its obligations hereunder in the event that all the Capital Stock or substantially all of the assets of such Obligor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Secured Instruments and in accordance with Section 6.10 of the Trust Agreement. In the event that any Subsidiary is released from its obligations hereunder pursuant to this Section 7.14, any mortgage granted by such Subsidiary to the Collateral Trustee shall also be released.

            7.15 Intercreditor Agreements. (a) Notwithstanding anything in this Agreement to the contrary, the rights of the Collateral Trustee hereunder are subject to (i) in respect of Corporate Collateral, the Intercreditor Agreement,
(ii) upon execution of the Master Collateral Agency Agreement Supplement by the Collateral Trustee, in respect of Fleet Collateral consisting of Vehicle Collateral, the Fleet Intercreditor Agreement and (iii) in respect of Fleet Collateral consisting of the Finance Company Equity Interests, the MBIA Consent, the Ambac Consent and the Letter Agreement, in each case to the extent provided therein. Each of the Secured Parties hereby acknowledges, and each Person that becomes a Secured Party, by its acceptance of the benefits under this Agreement, acknowledges, that the provisions contained in each of the Intercreditor Agreement, the Fleet Intercreditor Agreement (if and when such Fleet Intercreditor Agreement is executed by such Secured Party or a trustee acting on its behalf), the MBIA Consent, the Ambac Consent and the Letter Agreement are binding upon it as if it were a party thereto and may be enforceable against it by any other party thereto.

            (b) Notwithstanding anything in this Agreement to the contrary, with respect to the delivery of Corporate Collateral which may be perfected by possession by the secured party with respect thereto, or which is required pursuant to the terms of this Agreement, such delivery shall be deemed to have been complied with so long as such delivery is made to (i) Borrowing Base Administrative Agent (as defined in the Intercreditor Agreement), or (ii) Supplemental Facility Administrative Agent (as defined in the Intercreditor Agreement) and held subject to Section 2(d) and 2(e), respectively, of the Intercreditor Agreement.

            7.16 Conflicts with New Credit Facility Collateral Agreements. Notwithstanding anything in this Agreement to the contrary, in the event that any Obligor's obligations under Sections 4.7(a), 4.11(b), 4.11(c), 5.3, 5.4 and
5.7 of this Agreement shall conflict or otherwise be inconsistent with its obligations under the New Credit Facility Collateral Agreements, such Obligor shall be deemed to have complied with its obligations hereunder to the extent such Obligor complies with its corresponding obligations under the New Credit Facility Collateral Agreements and, upon such compliance with the obligations under the New Credit Facility Collateral Agreements, shall be relieved from its corresponding obligations under this Agreement until such time as the New Credit Facility Collateral Agreements are no longer in effect.

            7.17 Acknowledgements. Notwithstanding any other provision of this Agreement, all parties hereto expressly acknowledge that (i) nothing herein shall be in derogation of, or shall limit, condition or delay the exercise of, any rights or remedies of any Surety Party which have arisen or shall arise in equity, under applicable law or under the Surety Bond Documents, including, without limitation, rights or remedies of reimbursement, exoneration, equitable subrogation or equitable lien, (ii) the provisions of this Agreement do not apply to any cash or letter of credit provided to any Surety Party with respect to the Surety Bond Documents or Surety Bond Obligations, and (iii) the provisions of this Agreement do not apply to any collateral granted pursuant to the Collateral and Control Agreement.

            7.18 Delivery of Acknowledgement and Consents. Upon execution hereof, each Issuer (other than the Finance Company Issuers) that is not a party to this Agreement shall execute and deliver to the Collateral Trustee an Acknowledgement and Consent in the form attached hereto as Annex II.

            7.19 WAIVER OF JURY TRIAL. EACH OBLIGOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE COLLATERAL TRUSTEE AND THE SECURED PARTIES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            7.20 Additional Collateral. Except for the provision of cash, letters of credit, guarantees, indemnities, or other undertaking contemplated by
Section 8(b) of the Intercreditor Agreement, and the collateral granted pursuant to the Collateral and Control Agreement, neither the Company nor any of its Subsidiaries shall deliver or grant a security interest in or lien on any collateral in favor of any Secured Party unless it is delivered or granted to the Collateral Trustee in favor of all Secured Parties under this Agreement and as provided in the Trust Agreement.

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              ANC RENTAL CORPORATION,
                              as Company


                              By: /s/ James H. Grady
                                  ------------------------------------------
                                  Name:  James H. Grady
                                  Title: Vice President


                              ALAMO RENT-A-CAR (CANADA), INC.
                              ALAMO RENT-A-CAR MANAGEMENT, LP
                                   By: ARC-GP, Inc., its general partner
                              ANC COLLECTOR CORPORATION
                              ANC FINANCIAL, LP
                                   By: ANC Financial GP Corporation, its general
                                       partner
                              ARC-GP, INC.
                              ARC-TM, INC.
                              LIABILITY MANAGEMENT COMPANIES HOLDING, INC.
                              NATIONAL CAR RENTAL LICENSING, INC.
                              NATIONAL CAR RENTAL SYSTEM, INC.
                              NCR AFFILIATE SERVICER, INC.
                              NCRAS MANAGEMENT, LP
                                   By: NCRAS-GP, Inc., its general partner
                              NCRAS-GP, INC.
                              REPUBLIC GUY SALMON PARTNER, INC.
                              REPUBLIC INDUSTRIES AUTOMOTIVE
                              RENTAL GROUP (BELGIUM) INC.
                              SPIRIT RENT-A-CAR, INC.
                              SRAC MANAGEMENT, LP
                                   By: SRAC-GP, Inc., its general partner
                              SRAC-GP, INC.
                              SRAC-TM, INC.

                              By: /s/ James H. Grady
                                  ------------------------------------------
                                  Name:  James H. Grady
                                  Title: Vice President

                              ALAMO RENT-A-CAR, LLC

                              By: /s/ James H. Grady
                                  ------------------------------------------
                                  Name:  James H. Grady
                                  Title: Vice President


                              ANC FINANCIAL CORPORATION
                              ANC FINANCIAL PROPERTIES LLC
                              ANC IT COLLECTOR CORPORATION
                              ARC-TM PROPERTIES LLC
                              NCR AFFILIATE SERVICER PROPERTIES, LLC
                              ANC INFORMATION TECHNOLOGY HOLDING, INC.
                              ANC INFORMATION TECHNOLOGY, INC.
                              ANC INFORMATION TECHNOLOGY, L.P.
                                    By: ANC INFORMATION TECHNOLOGY, INC., its
                                        general partner

                              By: /s/ James H. Grady
                                  ------------------------------------------
                                  Name:  James H. Grady
                                  Title: Vice President


                              LIBERTY MUTUAL INSURANCE COMPANY,
                              solely in its capacity as a Surety Party under the Surety Bond Documents

                              By: /s/ Matt Haydon
                                  ---------------------------------------------
                                  Name:  Matt Haydon
                                  Title: Vice President, Liberty Bond Services,
                                         a division of LMIC

                              LEHMAN COMMERCIAL PAPER INC.,
                              as administrative agent under the Senior Loan Facility


                              By: /s/ G. Andrew Keith
                                  ---------------------------------------------
                                  Name:  G. Andrew Keith
                                  Title: Authorized Signatory

                              WILMINGTON TRUST COMPANY,
                              as Collateral Trustee


                              By: /s/ Joseph Feil
                                  ----------------------------------------
                                  Name:  Joseph Feil
                                  Title: Senior Financial Services Officer

                                                                      Schedule 1
                                                         to Collateral Agreement

                        DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK:

         Issuer                   Class of Stock        Stock Certificate No.        No. of Shares
-----------------------           --------------        ---------------------        -------------





PLEDGED NOTES:

        Issuer                         Payee                Principal Amount
-----------------------           --------------         ----------------------



                                                                      Schedule 2
                                                         to Collateral Agreement

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

          [List each office where a financing statement is to be filed]

                          Patent and Trademark Filings

                               [List all filings]

                      Actions with respect to Pledged Stock

                                  Other Actions

                      [Describe other actions to be taken]

                                                                      Schedule 3
                                                         to Collateral Agreement

       JURISDICTION OF ORGANIZATION AND LOCATION OF CHIEF EXECUTIVE OFFICE

                                                                  Location of Chief
      Obligor               Jurisdiction of Organization          Executive Office
----------------------      ----------------------------          ----------------



                                                                      Schedule 4
                                                         to Collateral Agreement

                      LOCATIONS OF INVENTORY AND EQUIPMENT

             Obligor                                         Locations
-----------------------------------             --------------------------------



                                                                      Schedule 5
                                                         to Collateral Agreement

                              INTELLECTUAL PROPERTY

I.    Copyrights and Copyright Licenses:

II.   Patents and Patent Licenses:

III.  Trademarks and Trademark Licenses:

                                                                      Schedule 6
                                                         to Collateral Agreement

                                    CONTRACTS

                                                                      Schedule 7
                                                         to Collateral Agreement

                              EXISTING PRIOR LIENS

                                                                         Annex I
                                                         to Collateral Agreement

            ASSUMPTION AGREEMENT, dated as of ________________, 20_ _, made by ______________________________, a ______________ corporation (the "Additional
Obligor"), in favor of WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee (in such capacity, (the "Collateral Trustee") under the Trust Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Trust Agreement.

                            V W I T N E S S E T H :

            WHEREAS, ANC RENTAL CORPORATION (the "Company"), certain of its Subsidiaries and the Collateral Trustee have entered into a Trust Agreement, dated as of August 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Trust Agreement") for the benefit of the Secured Parties;

            WHEREAS, in connection with the Trust Agreement, the Company, certain of its Affiliates (other than the Additional Obligor) Liberty, solely in its capacity as Surety Party under the Surety Bond Documents, and the Administrative Agent, have entered into the Collateral Agreement, dated as of August 30, 2001 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agreement") in favor of the Collateral Trustee for the benefit of the Secured Parties;

            WHEREAS, the Collateral Agreement requires the Additional Obligor to become a party to the Collateral Agreement; and

            WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 7.13 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Collateral Agreement. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement as it relates to such Additional Obligor is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                         [ADDITIONAL OBLIGOR]


                                         By:____________________________________
                                              Name:
                                              Title:

                                                                        Annex II
                                                         to Collateral Agreement

                           ACKNOWLEDGMENT AND CONSENT

            The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of August 30, 2001 (the "Agreement"), among the obligors parties thereto and the WILMINGTON TRUST COMPANY, as collateral trustee (the "Collateral Trustee"), among others. The undersigned agrees for the benefit of the Collateral Trustee and the Secured Parties (as defined in the Agreement) as follows:

            1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

            2. The undersigned will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 4.6(a) of the Agreement.

            3. The terms of Sections 4.7, 4.12, 5.3(a) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 4.7, 4.12, 5.3(a) or 5.7 of the Agreement.

                                          [NAME OF ISSUER]


                                          By:___________________________________
                                             Name:
                                             Title:

                                          Address for Notices:

                                          ______________________________________
                                          ______________________________________
                                          Fax:__________________________________